[LETTER HEAD GRAPHIC OMITTED]               360 GLOBAL WINE COMPANY


            360 GLOBAL WINE COMPANY EFFECTS REVERSE STOCK SPLIT AND
                    CHANGES TRADING SYMBOL AND CUSIP NUMBER


NAPA VALLEY, Calif--March 1, 2006. --360 Global Wine Company (OTC BB: TSIX) announced that it has effected a 1-for-150 reverse stock split of its outstanding common stock, which split became effective on February 28, 2006. New stock certificates reflecting the stock split have a new CUSIP number of 885573 20 4 and will be issued upon surrender by the company's stockholders of the pre-split certificates for exchange. In addition, the company's common stock will be quoted under a new trading symbol of "TSIX" effective March 1, 2006.

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995 (the "Act"). In particular, when used in the preceding discussion, the words "plan," "confident that," "believe," "scheduled," "expect," or "intend to," and similar conditional expressions are intended to identify forward-looking statements within the meaning of the Act and are subject to the safe harbor created by the Act. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements Such risks and uncertainties include, but are not limited to the Company's access to additional capital, competitive factors, the Company's ability to consummate its acquisition strategy, consumer acceptance of the Company's products and dependence on key management.



CONTACT:
360 GLOBAL WINE COMPANY
Attention: Joel Shapiro
Phone: (707) 254-9100


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